                               RIVERSOURCE FUNDS
                                CODE OF ETHICS
                                --------------

This Code of Ethics was adopted by the Board of Directors (Trustees) on November 9-10, 2005 for each of the Funds (Trusts) set forth on the last page of this document.

                                    PURPOSE

This Code of Ethics states the general principle for the operations of the Fund, sets the standard for the members of the Board and the Fund officers, and establishes procedures to assure transactions are carried out consistent with the standard. It differs from a code of ethics for an operating company because the Fund contracts with others to provide all the services required by shareholders and the Fund's officers are employees of service providers. Accordingly, the Board, in entering into contracts on behalf of the Fund, shall evaluate the code of ethics of each service provider to determine that it has established principles that give reasonable assurance the Fund will be managed consistent with the long-term interests of all shareholders. In addition, the Board shall evaluate the practices of a service provider to determine that the practices are consistent with its principles by considering:

     o the tone set by senior management of a service provider regarding the way in which the business will be managed,

     o the candor of the service provider's employees and their commitment to serve all clients fairly, and

     o the responsiveness of the service provider to addressing issues that arise.

                               GENERAL PRINCIPLE

The general principle is that the Fund shall be managed and its shares shall be distributed in compliance with all applicable laws, regulations and policies set forth in corporate documents and regulatory filings and in accordance with high business standards.

The Board shall fulfill its fiduciary and oversight responsibility with respect to each service provider by monitoring its operations, serving as a resource, forming opinions regarding the quality and scope of the services provided, and taking such actions as may be required. The Board shall not manage the Fund, make investment decisions, or set distribution strategy.

                              STANDARD OF CONDUCT

Each Board member in all actions for, with, or on behalf of the Fund shall render decisions based upon the best interest of the Fund and its shareholders.

Each Board member or Fund officer who is also a director, officer or employee of a service provider shall carefully consider the interest of Fund shareholders in relation to the interest of the service provider. In order to address these conflicting interests, each service provider that enters into a contract with the Fund shall undertake to assure that the Board receives all information that may reasonably be necessary to enable the Board to evaluate the management of the Fund, the safekeeping of the Fund's assets, the maintenance of the Fund's records, the administration of shareholders' accounts, and the distribution of the Fund's shares.

                                  PROCEDURES

The procedures are intended to assure compliance with the standard of conduct.

                         Personal Security Transaction
                         -----------------------------

An independent member of the Board is a person who is not an "interested person" of a service provider as that term is defined in the Investment Company Act. Each independent member shall comply with the provisions in this portion of the Code of Ethics adopted, pursuant to the requirements of Securities and Exchange Commission Rule 17j-1, as reasonably necessary to prevent such persons from violating the anti-fraud provisions of the Rule.

Access Person

An access person is any individual who obtains information that a security is being considered for the Fund by an adviser or that there is an open authorization to buy or sell a security for the Fund's account.

Independent Access Person

An independent access person is a person who is not a current or former officer or employee of the investment manager, its subsidiaries and affiliates or any sub-adviser. Independent access persons do not make investment decisions for the Fund nor are they likely to learn about orders to buy or sell securities but may occasionally see or hear a report that contains a discussion of a pending security transaction. The General Counsel shall maintain a list of independent access persons of the Fund and advise them of their status once each year.

Prohibited Security Transaction in Covered Securities

No independent access person shall purchase or sell, directly or indirectly, any covered security in which such access person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership, or cause any account over which he or she has any direct or indirect influence or control to purchase or sell any covered security, if at the time of such purchase or sale he or she knew or should have known the covered security is being considered for purchase or sale, or being purchased or sold for the Fund.

Covered Security and a Covered Security Transaction

A covered security is any stock, bond, other instrument as defined in Section 2(a)(36) of the Investment Company Act. A covered security is not a security issued by the Government of the United States, a bankers' acceptance, a bank certificate of deposit, commercial paper or shares issued by a registered open-end investment company other than a RiverSource Fund or an exchange traded fund. A covered security transaction includes, among other things, an option to purchase or sell a covered security and an over-the-counter contract on a narrow-based index of securities.

Prohibited Transaction in Shares of a RiverSource Fund

No independent access person shall purchase and redeem shares of any RiverSource Fund in a manner that can be perceived to be market timing.

Covered RiverSource Funds

The shares of all RiverSource Funds except for RiverSource Cash Management Fund are subject to the prohibition.

Interested Access Person

An interested person is a person who is a member of the Board, an officer of the Fund, or both and who is a director, officer, employee, consultant or partner of the Fund's

                  o investment manager,
                  o sub-adviser,
                  o principal underwriter, or
                  o other service provider.

Such persons will report to their respective organizations under codes of ethics adopted pursuant to the provisions of Rule 17j-1 or codes of conduct imposing substantially similar requirements.

Each interested access person shall comply with the reporting requirements of his or her respective organization and each service provider shall report to the Board at least once each year regarding compliance with its code. In addition, all reports filed by such persons shall be made available to the Board upon its request.

                                   Reporting
                                   ---------

Independent access persons shall report to the Chair of the Board both on a quarterly and an annual basis as follows:

Quarterly report

No quarterly report shall be filed unless at the time of a covered security transaction, the independent access person knew or in the ordinary course of fulfilling his or her official duties as a Board member should have known that, during the 15-day period immediately preceding the date of the transaction, the covered security was purchased or sold or was being considered for purchase or sale for the Fund. It is the responsibility of the Fund officers and the investment manager to keep to a minimum any discussion pertaining to covered securities that are being considered or being actively traded for the Fund and to alert independent access persons when such a discussion occurs so that they can either pre-clear a personal transaction or avoid trading the covered security.

Annual report

An annual report shall be filed stating whether he or she has read the Code and complied with its provisions.

                                 Pre-Clearance
                                 -------------

Independent access persons may receive prior clearance for a covered security transaction. To do so, they need only provide the name of the security to the General Counsel who shall call the investment manager's trading operations and ask if there is an open authorization to trade the covered security. If there is no open authorization, clearance shall be granted. Clearance of a covered security transaction shall constitute compliance with this Code so long as the transaction is effected within five business days after obtaining clearance.

                                 Annual Review
                                 -------------

At least annually, the General Counsel shall obtain from the transfer agent all transactions by independent access persons in RiverSource Fund shares and shall determine that no purchase or redemption of shares of any RiverSource Fund can be perceived to be market timing and shall report to the Chair of the Board the results of that determination. The Chair of the Board and the General Counsel shall determine if there has been any failure to comply with this Code and take such action as is appropriate.

                                 Recordkeeping
                                 -------------

The General Counsel shall maintain the following records for a period of six years and shall keep all reports filed pursuant to this Code confidential except that such reports may be made available to the Securities and Exchange Commission or any representative thereof upon proper request:

                  1. Copy of the Code of Ethics
                  2. A list of all independent access persons
                  3. A record of all pre-clearances
                  4. A record of any violation and of any action taken
                  5. Copy of each report filed under this Code

             Doing Business with or Borrowing Money from the Fund
             ----------------------------------------------------

No member of the Board, no officer, no members of their families, no company for which they serve as a director, officer or employee, nor any partnership or association of which they are a member, may:

         (a) Borrow money or other property from the Fund, directly or indirectly, except the Fund may own debt securities including commercial paper of such a company provided the securities are issued on the same terms of other comparable securities.
         (b) Buy or sell any security or other property from or to the Fund as principle (except a security of the Fund) unless permitted to do so by statute, rule or order of the Securities and Exchange Commission and done pursuant to procedures established by the Boards.

 Owning Shares of Stock of a Broker, Investment Adviser or Affiliated Company
 ----------------------------------------------------------------------------

No independent access person nor any member of his or her immediate family may:

         (a) Own, directly or indirectly, 1% or more of the capital stock, voting or non-voting, of any company which buys or sells any security or other property from or to the Fund.
         (b) Own, directly or indirectly, any security issued by the Fund's investment manager or underwriter, or by an affiliated company of the investment manager or underwriter and may not own any security issued by a sub-adviser to the Fund without notifying the General Counsel of such ownership.

                           Receiving or Giving Gifts
                           -------------------------

No independent access person may:

         (a) Directly or indirectly, give to, solicit or receive from any person with whom he or she transacts business on behalf of the Fund or that may be related, directly or indirectly, to any transaction of the Fund any gratuities in money or services of more than nominal value.
         (b) Use assets of the Fund to reward or remunerate officials of any government for decisions or actions favorable to the Fund or to its access persons.
         (c) Use assets for political contributions for the support of political parties or political candidates.
         (d) Establish any unrecorded fund or bookkeeping account for any purpose.
         (e) Give any information or data of or about the Fund to anyone except as is already public. All data and records (other than that which has been made public by the Fund) shall be treated at all times as confidential and this is especially necessary in connection with recommendations or authorizations with respect to the purchase and sale of securities by the Fund and the execution thereof.
         (f)      Falsely report or record any expenditure of monies.

                                 Board Review
                                 ------------

The General Counsel shall report to the Board annually whether the processes for updating the list of independent access persons and for pre-clearing security transactions continue to accomplish the purposes of this Code.

11/29/05

          RIVERSOURCE FUNDS
          -----------------
       as of November 9-10, 2005

AXP DIMENSIONS SERIES, INC.
  RiverSource New Dimensions Fund
AXP DISCOVERY SERIES, INC.
  RiverSource Discovery Fund
  RiverSource Core Bond Fund
  RiverSource Limited Duration Bond Fund
  RiverSource Income Opportunities Fund
  RiverSource Inflation Protected Securities Fund
AXP EQUITY SERIES, INC.
  RiverSource Mid Cap Growth Fund
AXP FIXED INCOME SERIES, INC.
  RiverSource Diversified Bond Fund
AXP GOVERNMENT INCOME SERIES, INC.
  RiverSource Short Duration U.S. Government Fund
  RiverSource U.S. Government Mortgage Fund
AXP GLOBAL SERIES, INC.
  RiverSource Emerging Markets Fund
  RiverSource Global Balanced Fund
  RiverSource Global Equity Fund
  RiverSource Global Bond Fund
  RiverSource Global Technology Fund
AXP GROWTH SERIES, INC.
  RiverSource Growth Fund
  RiverSource Large Cap Equity Fund
  RiverSource Large Cap Value Fund
  RiverSource Disciplined Equity Fund
AXP HIGH YIELD INCOME SERIES, INC.
  RiverSource High Yield Bond Fund
AXP HIGH YIELD TAX-EXEMPT SERIES, INC.
  RiverSource Tax-Exempt High Income Fund
AXP INCOME SERIES, INC.
  RiverSource Selective Fund
AXP INTERNATIONAL SERIES, INC.
  RiverSource International Opportunity Fund
  RiverSource European Equity Fund
AXP INVESTMENT SERIES, INC.
  RiverSource Diversified Equity Income Fund
  RiverSource Mid Cap Value Fund
  RiverSource Balanced Fund
AXP MANAGED SERIES, INC.
  RiverSource Strategic Allocation Fund
AXP MARKET ADVANTAGE SERIES, INC.
  RiverSource Small Company Index Fund
  RiverSource S&P 500 Index Fund
  RiverSource Portfolio Builder Conservative Fund
  RiverSource Portfolio Builder Moderate Fund
  RiverSource Portfolio Builder Moderate Conservative Fund
  RiverSource Portfolio Builder Moderate Aggressive Fund
  RiverSource Portfolio Builder Aggressive Fund
  RiverSource Portfolio Builder Total Equity Fund
AXP MONEY MARKET SERIES, INC.
  RiverSource Cash Management Fund
AXP PARTNERS SERIES, INC.
  RiverSource Fundamental Value Fund
  RiverSource Small Cap Value Fund
  RiverSource Value Fund
  RiverSource Select Value Fund
  RiverSource Small Cap Equity Fund
  RiverSource Aggressive Growth Fund
  RiverSource Fundamental Growth Fund
AXP PROGRESSIVE SERIES, INC.
AXP PARTNERS INTERNATIONAL SERIES, INC.
  RiverSource International Aggressive Growth Fund
  RiverSource International Select Value Fund
  RiverSource International Small Cap Fund
  RiverSource International Equity Fund
AXP SECTOR SERIES, INC.
  RiverSource Dividend Opportunity Fund
  RiverSource Real Estate Fund
AXP SELECTED SERIES, INC.
  RiverSource Precious Metals Fund
AXP STOCK SERIES, INC.
  RiverSource Stock Fund
AXP STRATEGY SERIES, INC.
  RiverSource Equity Value Fund
  RiverSource Small Cap Advantage Fund
  RiverSource Small Cap Growth Fund
  RiverSource Strategy Aggressive Fund
AXP TAX-EXEMPT SERIES, INC.
  RiverSource Intermediate Tax-Exempt Fund
  RiverSource Tax-Exempt Bond Fund
AXP TAX-FREE MONEY SERIES, INC.
  RiverSource Tax-Exempt Money Market Fund
AXP CALIFORNIA TAX-EXEMPT TRUST
  RiverSource California Tax-Exempt Fund
AXP SPECIAL TAX-EXEMPT SERIES TRUST
  RiverSource Insured Tax-Exempt Fund
  RiverSource Massachusetts Tax-Exempt Fund
  RiverSource Michigan Tax-Exempt Fund
  RiverSource Minnesota Tax-Exempt Fund
  RiverSource New York Tax-Exempt Fund
  RiverSource Ohio Tax-Exempt Fund
AXP VARIABLE PORTFOLIO-INVESTMENT SERIES, INC.
  RiverSource Variable Portfolio-Strategy Aggressive Fund
  RiverSource Variable Portfolio-Large Cap Equity Fund
  RiverSource Variable Portfolio-New Dimensions Fund
  RiverSource Variable Portfolio-International Opportunity Fund
  RiverSource Variable Portfolio-Growth Fund
  RiverSource Variable Portfolio-Small Cap Advantage Fund
  RiverSource Variable Portfolio-Emerging Markets Fund
  RiverSource Variable Portfolio-Mid Cap Growth Fund
  RiverSource Variable Portfolio-S&P 500 Index Fund
  RiverSource Variable Portfolio-Large Cap Value Fund
  RiverSource Variable Portfolio-Mid Cap Value Fund
AXP VARIABLE PORTFOLIO-MANAGED SERIES, INC.
  RiverSource Variable Portfolio-Balanced Fund
  RiverSource Variable Portfolio-Diversified Equity Income Fund
AXP VARIABLE PORTFOLIO-MONEY MARKET SERIES, INC.
  RiverSource Variable Portfolio-Cash Management Fund
AXP VARIABLE PORTFOLIO-PARTNERS SERIES, INC.
  RiverSource Variable Portfolio-Small Cap Value Fund
  RiverSource Variable Portfolio-Select Value Fund
AXP VARIABLE PORTFOLIO-INCOME SERIES, INC.
  RiverSource Variable Portfolio-Core Bond Fund
  RiverSource Variable Portfolio-Short Duration U.S. Government Fund RiverSource Variable Portfolio-Global Bond Fund
  RiverSource Variable Portfolio-High Yield Bond Fund
  RiverSource Variable Portfolio-Diversified Bond Fund
  RiverSource Variable Portfolio-Income Opportunities Fund
  RiverSource Variable Portfolio-Global Inflation Protected Securities Fund AXP VARIABLE PORTFOLIO-SELECT SERIES, INC.
  RiverSource Variable Portfolio-Core Equity Fund


 PREFERRED MASTER TRUST GROUP
 ----------------------------

GROWTH TRUST
  Growth Portfolio
  Growth Trends Portfolio
GROWTH AND INCOME TRUST
  Balanced Portfolio
  Equity Portfolio
  Equity Income Portfolio
  Total Return Portfolio
INCOME TRUST
  Quality Income Portfolio
WORLD TRUST
  World Technologies Portfolio